Cancer Genetics, Inc. Announces Strong Fourth Quarter and Full-Year 2015 Results and Provides 2016 Business Update

•	Full-Year 2015 revenues up 77% year-over-year to $18 Million

•	Fourth Quarter revenues up 36% year-over-year to $5.5 Million

•	Closed 2015 with strong cash balance of $19.5 Million

•	Conference call begins at 5:00 p.m. Eastern time today

RUTHERFORD, N.J., March 10, 2016 -- Cancer Genetics, Inc. (Nasdaq:CGIX), an emerging leader in enabling precision medicine for oncology diagnostics, announced financial and operating results for the fourth quarter and full-year-ended December 31, 2015 and provided an update on the business progress for 2016.

“Our business continues to scale as we integrate the acquisition of Response Genetics, focus on expanding our biopharma partnerships, and enhance our capabilities to provide both comprehensive immuno-oncology and genomic testing for oncology,” said Panna Sharma, CEO & President of Cancer Genetics, Inc. “In addition, CGI’s presence is growing both clinically and among biopharma companies - our teams are currently working with 8 of the top 10 pharma companies, and we have agreements with 24 payers, managed care providers, and insurance companies that cover nearly 180 million lives.”

Highlights for the quarter and year included:

▪
Fourth quarter revenues were $5.5 million, up 36% from $4.0 million in the fourth quarter of 2014 with $3.0 million from BioPharma Services, $2.4 million from Clinical Services, and $0.2 million from Discovery Services

▪	Full-Year revenue for 2015 was $18.0 million, up 77% from $10.2 million for the 12-months ended December 31, 2014

◦	BioPharma Services revenue, was $11.6 million, an increase of 106% from $5.6 million over 2014

◦	Clinical Services revenue was $5.7 million compared to $4.4 million during 2014

◦	Discovery Services generated $0.8 million in revenue

◦	Gross profit margins improved to 22%, or $3.9 million, as compared to 17%, or $1.7 million, in the 12-months ended December 31, 2014

◦	Cash & cash equivalents at December 31, 2015, were $19.5 million, as compared to $25.6 million at December 31, 2014

“As we look ahead in 2016, we see multiple growth drivers impacting our business. The increasing number of oncology clinical trials utilizing both genomic and immune-based markers is expected to continue to drive strong demand for our products and services. In addition, our ability to offer a comprehensive oncology-focused menu of tests, positions us as an ideal partner for healthcare systems,” continued Mr. Sharma. “We will also be launching a number of innovative tests in 2016, including a multiple myeloma panel with the Mayo Clinic, a NGS-based lung cancer panel and a NGS-based panel for hereditary cancers. We have established a global infrastructure, collaborative relationships with academic and research centers, and a strong portfolio of proprietary genomic tests and capabilities.”

KEY 2015 ACHIEVEMENTS & RECENT CORPORATE HIGHLIGHTS

▪	Awarded largest clinical trial in company history to provide comprehensive testing for global, multi-year Chronic Lymphocytic Leukemia trial

▪	Closed $12 million public offering to strengthen balance sheet

▪	Acquisition of the operations & assets of Response Genetics, Inc. (RGI) included the FDA-cleared Tissue-Of-Origin test. The RGI acquisition is expected to add $10 million in annual revenue during 2016

▪	Launched a Next-Generation Sequencing (NGS)-based panel targeting the five most common solid tumors for the East Indian and Asian markets

▪	Launched Focus::Myeloid™, a comprehensive NGS-based genomic panel for the improved diagnosis, prognosis, and clinical management of myeloid cancer patients

▪	Entered into a strategic alliance with the Laboratory Services group of ICON plc, the global CRO (Nasdaq:ICLR), further expanding CGI’s global reach

▪	Launched comprehensive immuno-oncology testing portfolio for both solid tumors and blood based cancers

▪	Received $1.2 million in non-dilutive funding through the New Jersey Technology Business Tax Certificate Transfer (NOL) Program

▪
Presented results from collaborative studies with partners including CGI’s joint venture with Mayo Clinic, Oncospire Genomics, in addition to Memorial Sloane Kettering, Beth Israel Deaconess, Keck School of Medicine at USC, and Weill Cornell Medical College

Conference Call & Webcast
Thursday, March 10th @ 5:00pm Eastern Time
Domestic:            888-438-5525
International:            888-438-5525
Conference ID:        9859224
Webcast:             http://public.viavid.com/index.php?id=118421

Replays - Available through March 24, 2016
Domestic:            877-870-5176
International:            858-384-5517
Conference ID:        9859224

About Cancer Genetics
Cancer Genetics Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:

Internet: http://www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Forms 10-K for the year ended December 31, 2014 and 10-Q for the quarter ended September 30, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Contact:
Media Contact:                Investor Contact:
Cancer Genetics, Inc.            LifeSci Advisors, LLC
Marie-Agnes Patrone-Michellod, PhD.    Hans Vitzthum
Tel: 201.528.9200                212-915-2568
Email: marie.michellod@cgix.com    hans@lifesciadvisors.com

CANCER GENETICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except par value)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,459	$25,554
Accounts receivable, net of allowance for doubtful accounts of 2015 $664; 2014 $251	6,621	5,028
Other current assets	2,118	1,173
Total current assets	28,198	31,755
FIXED ASSETS, net of accumulated depreciation	6,069	4,310
OTHER ASSETS
Restricted cash	300	6,300
Patents and other intangible assets, net of accumulated amortization	1,727	503
Investment in joint venture	341	1,048
Goodwill	12,029	3,187
Other	220	2
Total other assets	14,617	11,040
Total Assets	$48,884	$47,105
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,579	$3,763
Obligations under capital leases, current portion	122	59
Deferred revenue	831	544
Bank term note, current portion	1,333	—
Total current liabilities	9,865	4,366
Obligations under capital leases	276	300
Deferred rent payable and other	315	348
Line of credit	—	6,000
Warrant liability	17	52
Acquisition note payable	—	560
Deferred revenue, long-term	752	925
Bank term note	4,642	—
Total Liabilities	15,867	12,551
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 13,652 and 9,821 shares issued and outstanding as of December 31, 2015 and 2014, respectively	1	1
Additional paid-in capital	131,167	112,520
Accumulated deficit	(98,151)	(77,967)
Total Stockholders’ Equity	33,017	34,554
Total Liabilities and Stockholders’ Equity	$48,884	$47,105

CANCER GENETICS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
Revenue	$5,484	$4,035	$18,040	$10,199
Cost of revenues	4,756	3,094	14,098	8,453
Gross profit	728	941	3,942	1,746
Operating expenses:
Research and development	1,148	1,529	5,483	4,622
General and administrative	5,031	4,138	14,567	12,369
Sales and marketing	1,726	1,226	5,269	3,964
Total operating expenses	7,905	6,893	25,319	20,955
Loss from operations	(7,177)	(5,952)	(21,377)	(19,209)
Other income (expense):
Interest expense	(117)	(65)	(344)	(473)
Interest income	19	17	49	74
Change in fair value of warrant liability	17	93	35	417
Change in fair value of acquisition note payable	360	198	269	198
Total other income (expense)	279	243	9	216
Loss before income taxes	(6,898)	(5,709)	(21,368)	(18,993)
Income tax (benefit)	(1,184)	(536)	(1,184)	(2,350)
Net (loss)	$(5,714)	$(5,173)	$(20,184)	$(16,643)
Basic net (loss) per share	$(0.47)	$(0.54)	$(1.96)	$(1.76)
Diluted net (loss) per share	$(0.48)	$(0.55)	$(1.96)	$(1.80)
Basic weighted average shares outstanding	12,048	9,642	10,298	9,449
Diluted weighted average shares outstanding	12,048	9,642	10,299	9,462

CANCER GENETICS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,184)	$(16,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,503	810
Amortization	159	28
Provision for bad debts	413	215
Stock-based compensation	2,834	3,835
Change in fair value of acquisition note payable	269	(198)
Change in fair value of Gentris contingent consideration	(207)	—
Change in fair value of warrant liability	(35)	(417)
Amortization of loan guarantee, financing fees and debt issuance costs	8	311
Loss in equity-method investment	707	940
Change in working capital components:
Accounts receivable	(1,662)	(1,657)
Other current assets	(384)	(199)
Other non-current assets	(101)	—
Accounts payable, accrued expenses and deferred revenue	3,114	675
Deferred rent and other	(33)	(38)
Net cash (used in) operating activities	(13,599)	(12,338)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(1,008)	(1,374)
(Increase) decrease in restricted cash	6,000	(6,000)
Patent costs	(137)	(130)
Investment in joint venture	—	(1,000)
Cash used in acquisition of Gentris, net of cash received	—	(3,181)
Cash from acquisition of BioServe	—	312
Cash used in acquisition of Response Genetics	(7,495)	—
Net cash (used in) investing activities	(2,640)	(11,373)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(83)	(44)
Payment of equity issuance costs	(117)	—
Proceeds from public offerings of common stock, net of offering costs	10,353	—
Proceeds from warrant exercises	1	178
Proceeds from option exercises	23	79
Payment of debt issuance costs	(33)	—
Principal payments on notes payable	—	(408)
Net cash provided by (used in) financing activities	10,144	(195)
Net increase (decrease) in cash and cash equivalents	(6,095)	(23,906)
CASH AND CASH EQUIVALENTS
Beginning	25,554	49,460
Ending	$19,459	$25,554
SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$240	$128

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Fixed assets acquired through capital lease arrangements	$—	$42
Value of shares issued as partial consideration to purchase Gentris and BioServe	—	1,516
Value of shares issued as partial consideration to purchase Response Genetics	5,436	—
Cashless exercise of derivative warrants	—	125
Net tangible assets acquired via acquisition	2,843	1,255